CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in the registration statement of QPQ Corporation on Form S-8 of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concerning, dated March 29, 1996, on our audit of the consolidated financial statements of QPQ Corporation as of and for the year ended December 31, 1995, which report is included in the Company's 1996 Annual Report on Form 10-KSB.




Coopers & Lybrand L.L.P.

/s/ Coopers & Lybrand L.L.P.
----------------------------


Miami, Florida
May 6, 1997

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus of QPQ Corporation, for the registration of 300,000 shares of its common stock, of our report dated March 27, 1997, with respect to the consolidated financial statements of QPQ Corporation and Subsidiaries included in its Annual Report on Form 10-KSB for the year ended December 31, 1996.





                                               Moore Stephens Lovelace, P.L.


                                               /s/ Moore Stephens Lovelace, P.L.
                                               ---------------------------------
May 5, 1997